EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Liberator, Inc. 2009 Stock Option Plan of our report dated September 26, 2011, with respect to the consolidated financial statements of Liberator, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2011, filed with the Securities and Exchange Commission.

/s/ Gruber & Company, LLC
Gruber & Company, LLC

Lake Saint Louis, Missouri
March 28, 2012

EXHIBIT 23.1 - 1